Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 12, 2017, among EXELA INTERMEDIATE LLC, a Delaware limited liability company (the “Company”), EXELA FINANCE INC., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the SUBSIDIARY GUARANTORS listed on the signature pages hereto (the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers and the Trustee have heretofore executed an indenture, dated as of July 12, 2017 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 10.000% First-Priority Senior Secured Notes due 2023 (the “Notes”), initially in the aggregate principal amount of $1,000,000,000;

WHEREAS, Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuers are required to cause Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.             Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.             Agreement to Guarantee.  Each of the Guarantors hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.             Notices.  All notices or other communications to each of the Guarantors shall be given as provided in Section 13.02 of the Indenture.

4.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.             Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.             Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or as to the statements made in the recitals.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

EXELA INTERMEDIATE LLC

By:	/s/ Ronald Cogburn
	Name:	Ronald Cogburn
	Title:	President

EXELA FINANCE INC.

By:	/s/ Ronald Cogburn
	Name:	Ronald Cogburn
	Title:	President

[Signature Page to Supplemental Indenture]

SOURCEHOV HOLDINGS, INC.
SOURCEHOV LLC
CORPSOURCE HOLDINGS, LLC
SOURCECORP, INCORPORATED
SOURCECORP BPS INC.
SOURCECORP BPS NORTHERN CALIFORNIA INC.
UNITED INFORMATION SERVICES, INC.
ECONOMIC RESEARCH SERVICES, INC.
SOURCECORP LEGAL INC.
RUST CONSULTING, INC.
SOURCEHOV HEALTHCARE, INC.
SOURCEHOV TAX, INC.
KINSELLA MEDIA LLC
HOV SERVICES, LLC
HOV ENTERPRISE SERVICES, INC.
MERIDIAN CONSULTING GROUP, LLC
RUSTIC CANYON III, LLC
HOV SERVICES, INC.
CHARTER LASON, INC.
LASON INTERNATIONAL, INC.
OMNI MANAGEMENT ACQUISITION CORP.
SOURCECORP MANAGEMENT, INC.
PANGEA ACQUISITIONS INC.
BANCTEC GROUP LLC
BANCTEC, INC.
BANCTEC (PUERTO RICO), INC.
DOCUDATA SOLUTIONS, L.C.
BTC VENTURES, INC.
RECOGNITION MEXICO HOLDING INC.
BTC INTERNATIONAL HOLDINGS, INC.
DFG2 HOLDINGS, LLC
DFG2, LLC
DFG UK, LLC
HOVG, LLC
HOVG SRL HOLDINGS, LLC
MANAGED CARE PROFESSIONALS, LLC
BANCTEC INTERMEDIATE HOLDING, INC.
TRAC HOLDINGS, LLC

each as a Subsidiary Guarantor

By:	/s/ Shrikant Sortur
	Name:	Shrikant Sortur
	Title:	Senior Vice President Finance, Global

[Signature Page to Supplemental Indenture]

FTS PARENT INC.
TRANSCENTRA, INC.
J & B SOFTWARE, INC.
REGULUS HOLDING INC.
REGULUS GROUP LLC
REGULUS GROUP II LLC
REGULUS AMERICA LLC
REGULUS INTEGRATED SOLUTIONS LLC
REGULUS TRI-STATE LLC
REGULUS WEST LLC

each as a Subsidiary Guarantor

By:	/s/ Vik Negi
	Name:	Vik Negi
	Title:	Secretary

RC4 CAPITAL, LLC

as a Subsidiary Guarantor

By:	/s/ Ronald Cogburn
	Name:	Ronald Cogburn
	Title:	President

[Signature Page to Supplemental Indenture]

NOVITEX HOLDINGS, INC.
NOVITEX INTERMEDIATE, LLC
NOVITEX ACQUISITION, LLC
NOVITEX ENTERPRISE SOLUTIONS, INC.
NOVITEX GOVERNMENT SOLUTIONS, LLC

each as a Subsidiary Guarantor

By:	/s/ Theresa Mohan
	Name:	Theresa Mohan
	Title:	Executive Vice President, General
Counsel, Chief Human Resources Officer and Secretary

IBIS CONSULTING, INC. SIG-GP, L.L.C., A LIMITED LIABILITY COMPANY SERVICES INTEGRATION GROUP, L.P.
By: SIG-GP, L.L.C., a Limited Liability Company, its general partner each as a Subsidiary Guarantor

By:	/s/ Theresa Mohan
	Name:	Theresa Mohan
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Supplemental Indenture]